              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          DEAN WITTER INFORMATION FUND


(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                        _                                   _
                       |        ______________________  |
FORMULA:               |       |           |
                       |  /\ n |          ERV         |
              T  =     |    \  |     -------------   | - 1
                       |     \ |           P        |
                       |      \|           |
                       |_                  _|

              T = AVERAGE ANNUAL COMPOUND RETURN
              n = NUMBER OF YEARS
            ERV = ENDING REDEEMABLE VALUE
              P = INITIAL INVESTMENT

                                                      (A)
  $1,000         ERV AS OF     NUMBER OF       AVERAGE ANNUAL       CUMULATIVE
INVESTED - P     31-Mar-97     YEARS - n    COMPOUND RETURN - T    TOTAL RETURN
------------     ---------     ---------    -------------------    ------------
 31-Mar-96        $795.10         1.00            -20.49%             -20.49%

 28-Nov-95        $857.90         1.34            -10.82%             -14.21%

(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                        _                                   _
                       |        ______________________  |
FORMULA:               |       |           |
                       |  /\ n |           EV         |
              t  =     |    \  |     -------------   | - 1
                       |     \ |           P        |
                       |      \|           |
                       |_                  _|

                           EV
             TR  =     ----------  - 1
                           P

              t = AVERAGE ANNUAL COMPOUND RETURN
                  (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
              n = NUMBER OF YEARS
             EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
              P = INITIAL INVESTMENT
             TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                 (B)                             (C)
   $1,000        EV AS OF       TOTAL       NUMBER OF      AVERAGE ANNUAL
INVESTED - P    31-Mar-97    RETURN - TR    YEARS - n    COMPOUND RETURN - t
------------    ---------    -----------    ---------    -------------------
  31-Mar-96      $836.90        -16.31%        1.00            -16.31%
  28-Nov-95      $893.60        -10.64%        1.34             -8.06%

(D)       GROWTH OF $10,000
(E)       GROWTH OF $50,000
(F)       GROWTH OF $100,000

FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION

                   TOTAL           (D) GROWTH OF            (E) GROWTH OF             (F) GROWTH OF
INVESTED - P    RETURN - TR    $10,000 INVESTMENT-G     $50,000 INVESTMENT-G     $100,000 INVESTMENT-G
------------    -----------    --------------------     --------------------     ---------------------
  28-Nov-95        -10.64               $8,936                  $44,680                  $89,360